SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 15, 2014 (May 12, 2014)

TWIN DISC, INCORPORATED

(exact name of registrant as specified in its charter)

WISCONSIN	001-7635	39-0667110
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1328 Racine Street                                                                Racine, Wisconsin 53403

(Address of principal executive offices)

Registrant's telephone number, including area code:(262)638-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 14, 2014, Twin Disc, Incorporated (the “Company”) received a letter (the “NASDAQ Letter”) from the NASDAQ Stock Market LLC (“NASDAQ”) indicating that the Company was not in compliance with the listing requirements under NASDAQ Listing Rule 5250(c)(1) (the “NASDAQ Listing Rule”).  The Company’s non-compliance with the NASDAQ Listing Rule is due to the Company’s inability to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 2014 (the “Form 10-Q”) with the U.S. Securities and Exchange Commission. The Company disclosed in its Form 12b-25 Notification of Late Filing, filed on May 7, 2014, that the filing of its Form 10-Q would be delayed as a result of the Company discovering certain accounting issues involving an unknown number of employees at its Belgian subsidiary, Twin Disc International S.A.  The Company’s Audit Committee has begun an investigation into these matters to determine whether any adjustments will be required with respect to the Company’s previously issued financial statements, and whether there are any internal control implications.

The NASDAQ Letter states that the Company has until July 14, 2014 to submit a plan to NASDAQ to regain compliance with the NASDAQ Listing Rule.  If NASDAQ accepts the plan, it can grant the Company an exception of up to 180 calendar days from the May 7, 2014 due date of the Form 10-Q (i.e., until November 3, 2014) to regain compliance.  In determining whether to grant an exception, and the length of any such exception, NASDAQ will consider the Company's specific circumstances, including the likelihood that the Form 10-Q filing can be made within the exception period, the Company's past compliance history, the reasons for the late filing, corporate events that may occur within the exception period, the Company's general financial status, and the Company's disclosures to the market.  If the Company does not submit a plan of compliance, or if the plan is not accepted by NASDAQ, the Company may be subject to the delisting procedures as set forth in the NASDAQ listing rules.

The Company intends to file the Form 10-Q as soon as possible after the Company’s Audit Committee has concluded its investigation, but is unable to predict a specific date at this time due to the very early stage of the investigation.

On May 15, 2014, the Company issued a press release announcing its receipt of the NASDAQ Letter.  A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01	Other Events

The Company is obligated to the following creditors by virtue of the following agreements:

(a) an Amended and Restated Loan Agreement, dated as of May 13, 2011, between the Company and BMO Harris Bank N.A., successor by merger to M&I Marshall & Ilsley Bank;

(b) a Note Agreement, dated as of April 10, 2006, between the Company, The Prudential Insurance Company of America and certain other entities; and

(c) a Credit Agreement, dated as of November 19, 2012, between the Company, Twin Disc International, S.A., and Wells Fargo Bank, National Association,

(each a “Debt Facility”).

Under each Debt Facility, the Company’s failure to provide quarterly financial statements for the quarter ended March 28, 2014, or failure to provide a Compliance Certificate demonstrating compliance with financial covenants, by the dates specified in the Debt Facility would constitute a triggering event accelerating amounts due under the Debt Facility if the creditor provided notice to the Company.  The Company has received consents from each of the foregoing creditors (collectively, the “Consents”) delaying the Company’s obligation to provide such financial statements and Compliance Certificates until June 20, 2014.

Copies of each of the Consents from the creditors listed in paragraphs (a) through (c) above are attached to this Current Report on Form 8-K as Exhibits 99.2, 99.3, and 99.4, respectively.

Forward-Looking Statements

Some of the statements in this Current Report on Form 8-K, including, without limitation, statements relating to an anticipated timeframe for filing the Form 10-Q and for filing a plan with NASDAQ to regain compliance with the NASDAQ Listing Rule, are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  The words “anticipates,” “believes,” “intends,” “estimates,” and “expects,” or similar anticipatory expressions, usually identify forward-looking statements.  These forward-looking statements may materially differ from actual results due to a variety of factors, including, without limitation, if the Audit Committee or its independent advisors require additional time to complete the investigation, and the actual results of the investigation.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release, dated May 15, 2014, issued by Twin Disc, Incorporated.

99.2	Consent and Waiver, dated May 12, 2014, from BMO Harris Bank N.A., successor-by-merger to M&I Marshall & Ilsley Bank.

99.3
Consent to Modification of Note Agreement, dated May 13, 2014, from The Prudential Insurance Company of America, PRUCO Life Insurance Company, PRUCO Life Insurance Company of New Jersey, Security Life Insurance Company, Inc., Prudential Annuities Life Assurance Corporation, and Mutual of Omaha Insurance Company.

99.4	Consent to Credit Agreement, dated May 12, 2014, from Wells Fargo Bank, National Association.

SIGNATURE

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 15, 2014	Twin Disc, Incorporated

/s/ JEFFREY S. KNUTSON
Jeffrey S. Knutson
Corporate Controller & Secretary